Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated December 16, 2005 relating to the financial statements and financial statement schedules, which appears in OYO Geospace Corporation’s Annual Report on Form 10-K for the year ended September 30, 2005. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

PricewaterhouseCoopers LLP

Houston, Texas

February 24, 2006